UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 10, 2005

MBNA Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wilmington, Delaware	19884-0131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 362-6255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Thomas G. Murdough, Jr.

On May 10, 2005, Thomas G. Murdough, Jr. resigned from the Board of Directors of MBNA Corporation. Mr. Murdough indicated that his role as Chairman, CEO and President of The Step2 Company and his other time commitments made it difficult for him to continue as a director of MBNA.

"On behalf of MBNA and the Board of Directors, I thank Tom for his service to MBNA," stated MBNA Chairman Randy Lerner. "We wish Tom well in the future." Mr. Murdough stated to Mr. Lerner and MBNA Corporation President and CEO Bruce L. Hammonds, "I have tremendous respect and admiration for you and the members of your staff and the fine organization that you have built over the years, and wish you the best as you continue to lead the company going forward."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA Corporation

Date: May 16, 2005	By:	/s/	Kenneth A. Vecchione
Kenneth A. Vecchione
Chief Financial Officer